Exhibit 10.1
BORGWARNER INC.
2023 STOCK INCENTIVE PLAN

Restricted Stock Agreement - Non-Employee Directors

    This Restricted Stock Agreement (the “Agreement”) dated as of April 29, 2026, by and between BorgWarner, Inc., a Delaware corporation (the “Company”), and [Name] (the “Director”) is entered into as follows:

WITNESSETH:

    WHEREAS, the Company has established the BorgWarner Inc. 2023 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto, or which has been previously provided to the Director;

    WHEREAS, the Corporate Governance Committee of the Board of Directors of the Company has recommended that the Director be granted shares of Restricted Stock pursuant to the terms of the Plan and the terms of this Agreement, and the Board of Directors of the Company has approved such recommendation.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1.Award of Restricted Stock. The Company hereby awards to the Director on this date, [insert number of shares awarded] shares of its common stock, par value $.01 (“Stock”), subject to the terms and conditions set forth in the Plan and this Agreement (the “Award”).

2.Book Entry Record. The Company shall, as soon as administratively feasible after execution of this Agreement by the Director, direct the Company’s transfer agent for the Stock to make a book entry record showing ownership for the Restricted Stock in the name of the Director or take other action to evidence the issuance of the Stock as determined in the Company’s discretion, subject to the terms and conditions of the Plan, this Agreement, and any other restrictions pursuant to applicable laws, rules or regulations or the requirements of any national securities exchange.

3.Terms of the Plan Shall Govern. The Award is made pursuant to, and is subject to, the Plan, including, without limitation, its provisions governing a Change in Control and cancellation and rescission of Awards. In the case of any conflict between the Plan and this Agreement, the terms of the Plan shall control. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

4.Restriction Period. The Restriction Period for the Restricted Stock awarded to the Director under this Agreement shall commence with the date of this Agreement set forth above and shall end, for the percentage

Exhibit 10.1
of the shares indicated below, on the date when the Restricted Stock shall have vested in accordance with the following schedule:

        Vesting Date            Vested Percentage

        April 29, 2027         100% of the Awarded Shares

    Notwithstanding the foregoing, the Restriction Period shall end on the date of the annual stockholders meeting in the year of the Vesting Date if such annual stockholders meeting occurs prior to the Vesting Date and at least fifty (50) weeks after the date of the annual stockholders meeting in the year in which this Award is granted.

5.Stockholder Rights. Subject to the restrictions imposed by this Agreement and the Plan, the Director shall have, with respect to the Restricted Stock covered by this Award, all of the rights of a stockholder of the Company holding Stock, including the right to vote the shares and the right to receive dividends; provided, however, that any cash dividends payable with respect to the Restricted Stock covered by this Award will be automatically reinvested in additional Shares of Restricted Stock, the number of which shall be determined by multiplying (a) the number of Shares that the Director has been issued under this Agreement as of the dividend record date by (b) the dividend paid on each Share, dividing the result by (c) the Fair Market Value of a Share on the dividend payment date, and (d) rounding the result to the nearest share. Such additional Shares so awarded shall vest at the same time, and to the same extent, as the Restricted Stock to which they relate and shall be subject to the same restrictions, terms and conditions, including the Restriction Period, contained herein. Dividends payable with respect to the Restricted Stock covered by this Award that are payable in Shares shall also be paid in the form of additional Shares and shall vest at the same time, and to the same extent, as the Restricted Stock to which they relate and shall be subject to the same restrictions, terms, and conditions contained herein.

6.Forfeiture of Shares. Upon the Director’s Termination of Employment during the Restriction Period, all shares of Stock covered by this Award that remain subject to restriction shall be forfeited by the Director; provided, however, that in the event of the Director’s Retirement during the Restriction Period, the Compensation Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all of the Restricted Stock covered by this Award.

7.Change in Control. In the event of a Change in Control, this Award shall be treated in accordance with Section 15 of the Plan.

8.Acquisition of Shares For Investment Purposes Only. By his or her signature hereto, or by otherwise accepting this Award, the Director hereby agrees with the Company as follows:

Exhibit 10.1

a.The Director is acquiring the Shares covered by this Award for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such Shares in transactions which, in the opinion of counsel to the Company, violate the 1933 Act, or the rules and regulations thereunder, or any applicable state securities or “blue sky” laws;

b.If any of the Shares covered by this Award shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Exchange Act) of any such Shares shall be made by the Director (or any other person) under such circumstances that he or she (or any other person) may be deemed an underwriter, as defined in the 1933 Act; and

c.The Company shall have the authority to include such stop transfer orders, legends or other restrictions relating to the shares referring to the foregoing.

9.Non-transferability. Neither the Restricted Stock nor this Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise permitted by the Company, and neither the Restricted Stock nor this Award shall be subject to execution, attachment or similar process. In addition, by accepting this Award, the Director agrees not to sell any Shares acquired under this Award other than as set forth in the Plan and at a time when applicable laws, Company policies or an agreement between the Company and its underwriters do not prohibit a sale.

10.No Right to Continued Service. Nothing contained in the Plan or this Agreement shall confer upon the Director any right to continued service as a director of the Company.

11.Tax and Social Insurance Contributions Withholding. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Director acknowledges that the ultimate liability for all Tax-Related Items legally due by the Director is and remains the Director’s responsibility, and the Company: (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including the grant of the Restricted Stock, the vesting of the Restricted Stock, the subsequent sale of any Shares acquired pursuant to the Restricted Stock and the receipt of any dividends; and (b) does not commit to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate the Director’s liability for Tax-Related Items.

Exhibit 10.1

If any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole Shares otherwise subject to this Award that have an aggregate Fair Market Value not to exceed the maximum statutory Tax-Related Items required to be withheld with respect to this Award. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items (determined by reference to the Fair Market Value of the Stock on the applicable vesting date). No fractional Shares will be withheld or issued pursuant to the grant of this Award and the issuance of Stock hereunder. Alternatively, the Company or its agents, in their sole discretion and pursuant to such procedures as they may specify from time to time, may satisfy their withholding obligations or rights with regard to all Tax-Related Items, if any, by one or a combination of (i) withholding any amount necessary to pay the Tax-Related Items from other amounts payable to the Director, with no withholding in Shares, (ii) requiring the Director to remit to the Company an amount of cash sufficient to satisfy withholding relating to Tax-Related Items, or (iii) any other method determined by the Company and permitted under applicable law.
In the event the withholding requirements are not satisfied through the withholding of Shares or through the withholding from other amounts payable to the Director, no Shares will be released upon vesting of the Restricted Stock unless and until satisfactory arrangements (as determined by the Committee) have been made by the Director with respect to the payment of any Tax-Related Items which the Company determines, in its sole discretion, must be withheld or collected with respect to such Restricted Stock. If the Director is subject to taxation in more than one jurisdiction, the Director acknowledges that the Company or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By signing or otherwise accepting this grant of Restricted Stock, the Director expressly consents to the withholding of Shares and/or the withholding of other amounts payable to the Director as provided for hereunder. All other Tax-Related Items related to the Restricted Stock and any Stock delivered under this Award are the Director’s sole responsibility.

12.Governing Law. The Award made and actions taken under the Plan and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

13.Acceptance of Award. By accepting this Award, the Director agrees to accept all of the terms of the Award, as set forth in this Agreement and in the Plan. Unless the Company otherwise agrees in writing, this Agreement shall not be effective as a Restricted Stock Award if a copy of this Agreement is not signed by the Director and returned to the Company (unless the Director accepts this award in an alternative means approved by the Company, which may include electronic acceptance) within ninety

Exhibit 10.1
(90) days of the date of grant of this Award. If the Director does not sign (or accept using alternative means approved by the Company) this Agreement within ninety (90) days from the date of grant of this Award, the Company will cancel the Award without any requirement to provide notice to the Director. It is solely the Director’s responsibility to accept the Award.
14.Binding Effect. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the parties’ respective heirs, legal representatives, successors, and assigns.

15.Amendment of the Agreement. Except as otherwise provided in the Plan, the Company and the Director may amend this Agreement only by a written instrument signed by both parties.

16.Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, BORGWARNER INC. and the Director have executed this Agreement to be effective as of the date first written above.

BORGWARNER INC.

                     By:     /s/ Tania Wingfield

Title:     Executive Vice President, Chief
                            Human Resources Officer

I acknowledge receipt of a copy of the Plan (either as an attachment hereto or that has been previously received by me) and that I have carefully read this Agreement and the Plan. I agree to be bound by all of the provisions set forth in this Agreement and the Plan.

Date                        [Name]